FOR IMMEDIATE RELEASE

MEDIA CONTACT:               STOCKHOLDER CONTACT:
Mary Ann Susco               Marco Acosta
(212) 850-1382                      212/850-1333
suscom@jwseligman.com        acostam@jwseligman.com



                 SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND
                      ANNOUNCES FOURTH QUARTER DISTRIBUTION

NEW YORK, November 4, 2008 - The Board of Directors of Seligman LaSalle International Real Estate Fund, Inc. (NYSE: SLS) today declared a fourth quarter distribution of $0.4375 per share, equal to 1.75% of the Fund's $25.00 initial offering price. The distribution will be paid on December 17, 2008 to Stockholders of record on December 11, 2008. Shares of the Fund will be offered "ex-dividend" on December 12, 2008. Unless they have elected otherwise, Stockholders will receive all of their distribution in additional shares.

Seligman LaSalle International Real Estate Fund is a closed-end investment company that trades on the New York Stock Exchange. Its primary investment objective is long-term capital appreciation, with current income as a secondary objective.

The Fund is sub-advised by LaSalle Investment Management (Securities) L.P. and LaSalle Investment Management Securities B.V. (together, "LaSalle Securities"). LaSalle Securities is a leading real estate securities manager and an operationally independent subsidiary of Jones Lang LaSalle Incorporated, a leading global property services company.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. Closed-end funds frequently trade at a discount to their net asset values.

A portion of the Fund's distribution may be a return of capital. Persons who periodically receive distribution payments consisting of a return of capital may be under the impression that they are receiving net profits on their investment when they are not. Stockholders should not assume that the source of any distributions from the Fund is net profits of the Fund. The final sources of distributions for Federal income tax purposes will be determined after the end of the year.

Investments in real estate securities may be subject to specific risks, such as risks to general and local economic conditions, and risks related to individual properties. Investing in one economic sector, such as real estate, may result in greater price fluctuations than owning a portfolio of diversified investments. The Fund is a "non-diversified" fund and thus may hold fewer securities than other funds. A decline in the value of those investments would cause the Fund's overall value to decline to a greater degree than if the Fund held a more diversified portfolio.

Dividends paid by the Fund will be taxable as ordinary income. It is not expected that income dividends paid by the Fund will be eligible for the reduction in dividend tax rates set forth in the Jobs and Growth Tax Relief Reconciliation Act of 2003.


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There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. Because of the special risks involved with investing with securities of emerging market companies, investing in such companies should be considered speculative and not appropriate for individuals who require safety of principal or stable income from their investments.

There is no guarantee that the Fund's investment goals/objectives will be met, and you could lose money.

You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund's most recent periodic reports and other regulatory filings by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing or sending money.

The Fund's shares do not represent a deposit in or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not insured by the FDIC, the Federal Reserve Board or any other government agency. There is no assurance that the Fund will achieve its investment objectives and investors could lose money.

About the Fund's Investment Manager

On October 28, 2008, the Fund held an adjourned Special Meeting of Stockholders (the "Meeting") and announced that stockholders approved a new investment management services agreement between the Fund and RiverSource Investments, LLC ("RiverSource"), a subsidiary of Ameriprise Financial, Inc., a new subadvisory agreement between RiverSource and LaSalle Investment Management (Securities), L.P., and a new delegation agreement between LaSalle Investment Management (Securities), L.P. and LaSalle Investment Management Securities B.V. (collectively, the "Agreements").

Although the Agreements have been approved by the Fund's stockholders, the effectiveness of the Agreements is contingent on the closing of the acquisition of the Fund's current manager, J. & W. Seligman & Co. Incorporated by RiverSource (the "Acquisition"), as described in the proxy statement, dated August 12, 2008. The Acquisition is expected to occur in the fourth quarter 2008.

Although more than 49% of outstanding shares (representing at least 93% of all votes received to date) have voted to elect ten directors to the Fund's Board, none of the directors has received a majority of all outstanding shares as required by the Fund's Bylaws. Accordingly, with respect only to the proposal relating to the election of directors of the Fund, the Meeting has been adjourned to 9:30 a.m. on November 13, 2008 (the "Adjourned Meeting") at the offices of the Fund, 100 Park Avenue, 8th Floor, New York, New York 10017.

This adjournment will provide additional time for the Fund's solicitation of proxies to elect the Board's recommendations for directors. The director-nominees are as follows: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott (collectively, the "Nominees"). Mses. Blatz, Carlton and Taunton-Rigby and Mr. Truscott have been nominated for election to the class of Directors whose term will expire at the annual meeting to be held in 2009, Ms. Jones and Mr. Carlson have been nominated for election to the class of Directors whose term will expire at the annual meeting to be held in 2010, and Mses. Flynn and Paglia and Messrs. Laikind and Lewis have been nominated for election to the class of Directors whose term will expire at the annual meeting to be held in 2011, and (in each case) until their successors are elected and qualify. Messrs. Leroy C. Richie and John F. Maher will continue to serve as Directors of the Fund after the Acquisition, which would result in an overall increase from ten Directors to 12 Directors of the Fund if the Nominees are elected. If the Acquisition does not take place for any reason, the size of the Board would not be increased, the Nominees (if elected) will not serve as Directors of the Fund, and the current Directors of the Fund will continue to serve as Directors of the Fund.

The close of business on July 17, 2008 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Adjourned Meeting or any adjournment or postponement thereof, in respect of the proposal relating to the election of directors of the Fund.

About the Funds' Subadvisers

LaSalle Investment Management (Securities) L.P., with offices in Baltimore and Hong Kong, and LaSalle Investment Management (Securities) B.V., located in Amsterdam (collectively, "LaSalle Securities"), provide subadvisory services to the Fund. LaSalle Securities is a leading real estate securities investment manager for pension funds, as well as institutional and retail investors around the globe. With more than 21 years combined investment experience, LaSalle Securities had approximately $9.0 billion of assets under management in listed real estate securities at June 30, 2008, including US, European, international, and global mandates. LaSalle Securities is part of LaSalle Investment Management and, as such, benefits from the resources of both LaSalle Investment Management and its parent company, Jones Lang LaSalle Incorporated, a NYSE-listed real estate services company.


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